EXHIBIT 10(xxiii)

LOAN AGREEMENT

THIS AGREEMENT dated the 24TH day of August 2007.

BETWEEN:

LUDWIG HOLDINGS LIMITED.

(herein referred to as "The Lender")

AND:

TRUSTCASH HOLDINGS INC. a company duly incorporated pursuant to the laws of the State of Delaware

(herein referred to as "The Borrower")

WHEREAS:

The Borrower has requested that the Lender advance to the Borrower, Two Hundred and Fifty Thousand Dollars (US 250,000.00);

The Lender has agreed to advance to the Borrower or on behalf of the Borrower the sum of Two Hundred and Fifty Thousand Dollars (US 250,000.00) (the” Loan”); and

The parties hereto are desirous of clarifying the nature of the loan transaction and have therefore agreed to the terms herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants and agreements hereinafter set forth, The Lender and The Borrower agree as follows:

AMOUNTS DUE AND OWING

In consideration of advancing Two Hundred and Fifty Thousand Dollars (US 250,000.00); the Borrower agrees to pay to The Lender the sum of Two Hundred and Fifty Thousand Dollars (US 250,000.00); (the "Principal Sum") of lawful money of the United States of America together with all interest, penalties and assessments that may from time to time be added to the Principal Sum and are provided for in this Agreement. For the purposes of this Agreement, the Principal Sum, together with all interest, penalties and assessment that may from time to time be added to the Principal Sum as provided for herein shall be referred to as the "Debt".

PAYMENT DUE

The Debt hereby secured shall become due and payable on August 31st, 2008, or unless waived by The Lender, upon default of payment of the Debt by The Borrower to The Lender. Waiver of or failure by the Lender to enforce at any time or from time to time to any of the rights extended to him by this Agreement shall not prejudice the Lender's rights in the event of any future default or breach.

EXHIBIT 10(xxiii)

RIGHT TO PREPAY

The Borrower shall have the privilege of pre-paying the Debt to The Lender, at any time during the currency of the loan.

If the Debt is repaid to The Lender by The Borrower at any time prior to August 31st, 2008 then The Borrower will be released from any further or continued obligations under this loan agreement.

INTEREST

In addition to the payment of the Principal Sum the Borrower agrees to pay to The Lender interest calculated at the rate of 10% per annum.

PAYMENT OF COSTS

The Borrower shall pay for all reasonable costs, charges and expenses, including solicitor's costs, charges and expenses, which may be incurred by The Lender in collecting, procuring or enforcing payments of any monies in connection with this Loan.

CONVERSION TO EQUITY

Upon default of the Debt by the Borrower to the Lender, the Debt shall automatically convert; unless waived by the Lender, to equity in the authorized capital stock of the Company by the allotment and issuance to the Lender, Preferred Series A Convertible Shares which convert to that number of Common A shares equal into fifty one percent (51%) of the issued and outstanding common shares of the Company with a Par Value of $0.001 per share (the “Pref. A shares”).

If the Borrower defaults on the Debt and the Lender elects to convert the Debt into Pref. A shares, the Lender shall give notice thereof to the Borrower at its office, located at 400 Park Avenue, Suite 1420, New York, New York,10022, establishing a record date for conversion of the Debt for the Pref. A shares (the "Conversion Date").

Upon notice being given pursuant to this section, the Company shall provide the Lender with a Subscription Agreement to be executed for the Preferred Series A Convertible Shares in the Company.

On or after the Conversion Date, the Company shall as soon as practicable deliver to the Lender at share certificates in amounts equivalent to the Debt calculated in accordance with the Conversion Rate

EXHIBIT 10(xxiii)

SECURITY

As security for payment of the principal and interest and of other monies which may become payable hereunder and for the performance and observance of all the obligations and covenants of the Company herein contained, the Company hereby charges as and by way of a floating charge in favour of the Lender all its properties, assets, effects and undertakings, including without limiting the generality of the foregoing all its undertaking, business, goodwill, chattels, inventories or raw materials, work in progress and finished products, book accounts, rents, revenues, incomes, monies, credits, policies, notes and generally all its assets both present and future of which whatsoever and wheresoever situate including its uncalled capital but, except as hereinafter provided, such floating charge shall in no way hinder or prevent the Company, until the security hereby constituted shall have become enforceable and the Lender shall have determined or become bound to enforce it, from selling, disposing of or otherwise dealing with any and all of the subject matter of such floating charge in the ordinary course of the Borrower's business and for the purpose of carrying on and extending the same; PROVIDED, however, that the Company shall not, unless it has the express written consent of the Lender, grant, create, assume or permit to exist any mortgage, pledge, charge, assignment, lease, lien or other security, whether fixed or floating, upon the whole or any part of the Mortgage Property, whether or not advances made on the security hereof are or may be made before or after advances made on such mortgage, pledge, charge, assignment, lease, lien or security.

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Borrower represents and warrants to The Lender that all matters and things have been done and performed so as to authorize and make the creation of this Loan Agreement and its execution legal and valid and in accordance with the requirements of the laws relating to The Borrower and all other statutes and laws in that regard;

FORM OF PAYMENT

All monies paid to The Lender by The Borrower shall be paid in lawful money of The United States of America and shall be made payable to The Lender as directed by the Lender in writing.

NOTICE

Any notice to The Lender in connection with this Agreement shall be well and sufficiently given if sent by prepaid registered mail to or delivered to The Lender at 325-3495 Cambie Street Vancouver, B.C. V5Z 4R3, Canada and any notice so give shall be deemed to have been given if delivered, when delivered, and if mailed, on the third business day following the day on which it was mailed.

Any notice to The Borrower in connection with this Agreement shall be well and sufficiently given if sent by prepaid registered mail to or delivered to The Borrower at 400 Park Avenue Suite 1420, New York, New York, 10022 and any notice given shall be deemed to have been give, if delivered, and if mailed, on the third business day following the day on this it was mailed.

The Borrower or The Lender may, by notice given in the manner herein described, change the postal address for the giving of notices given hereunder.

JURISDICTION

EXHIBIT 10(xxiii)

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

TIME

Time is of the essence of this Agreement

IN WITNESS WHEREOF the parties hereto have set their hands and seals the day and year first above written.

LUDWIG HOLDINGS LIMITED	)
)
/s/ Steve Drayton	)
Authorized Signatory	)
)

TRUSTCASH HOLDINGS INC.	)
)
/s/ Greg Moss	)
Greg Moss, President and CFO	)